Banc of California, Inc. Appoints Eric Holoman to Board of Directors

Magic Johnson Enterprises’ President Brings Community Banking Background to Banc of California Board

LOS ANGELES--(BUSINESS WIRE)--Banc of California, Inc. (NASDAQ:BANC), the multi-bank holding company for Pacific Trust Bank and The Private Bank of California, with over $3 billion in consolidated assets and more than 60 banking locations, today announced that the Board of Directors has appointed Eric Holoman, President of Magic Johnson Enterprises (MJE), as a director. Mr. Holomon also was appointed as Chair of the Banc of California Board’s new Community Reinvestment Act Committee.

    “His diverse business background and commitment to public service will complement our existing Board very well.”

“We are very pleased to have someone of Eric’s extraordinary background and skills join our Board,” said Timothy Chrisman, Chairman of Banc of California’s Board. “His diverse business background and commitment to public service will complement our existing Board very well.”

“I am excited to work with Eric for the benefit of our shareholders,” said Banc of California CEO Steven Sugarman. “As Banc of California takes the first steps in its journey toward delivering a newer, more exceptional approach to community banking, we’ll certainly benefit from Eric’s extensive experience in banking, particularly in providing financial services to both small- to middle-market businesses and high net worth families.”

Holoman manages MJE’s day-to-day operations, while overseeing its investment funds, including the Yucaipa Johnson Corporate Initiatives Fund, a small- to middle-market private equity fund focused on urban markets, and the Canyon-Johnson Urban Fund, a real estate fund focused on the development of urban properties in underserved neighborhoods.

He also manages MJE’s partnership with Guggenheim Capital, which focuses on sports, entertainment and media properties as well as energy and infrastructure opportunities, and oversees several of MJE’s media portfolio companies, including Vibe Holdings, Aspire, and Inner City Broadcasting Corporation. Prior to joining MJE, Holoman held several positions in private banking with Bank of America and Wells Fargo Bank, including as head of Wells Fargo’s private mortgage bank in Los Angeles.

Holoman also served on the Board of Administration of the Los Angeles City Employees’ Retirement System, including two terms as President, and as a director of the Los Angeles branch of the Federal Reserve Bank of San Francisco. Holoman currently is a member of the Los Angeles Department of Water and Power Board and serves as Vice President of the Board. Holoman has a degree in Finance from the University of Southern California.

About Banc of California, Inc.

Since 1941, Banc of California, Inc. (NASDAQ: BANC) through its banking subsidiaries Pacific Trust Bank and The Private Bank of California, has provided banking services and home loans to businesses and families in California and the West. Today, Banc of California, Inc. has over $3 billion in consolidated assets and more than 60 banking locations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Contacts

INVESTOR RELATIONS INQUIRIES:

Banc of California, Inc.

Richard Herrin, 949-236-5300

or

MEDIA INQUIRIES:

Vectis Strategies

Ron Demeter, 310-614-1059

David Herbst, 310-625-5849